UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2026
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0005 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2026, the Board of Directors of FGI Industries Ltd. (the “Company”) approved and appointed Jennifer Earl to serve as the Company’s President and Chief Operating Officer, effective November 1, 2026. Ms. Earl has served as the President of FGI North America since January 2025, and previously served as Executive Vice President, FGI Canada from January 2022 to January 2025.
There is no arrangement or understanding between Ms. Earl and any other persons pursuant to which Ms. Earl was selected as an officer. There are no family relationships between Ms. Earl and any director or executive officer of the Company and no related-party transactions involving Ms. Earl that would require disclosure under Item 404(a) of Regulation S-K.
In connection with the foregoing, Ms. Earl’s salary will increase to CAD $311,850. She will continue to participate in the Company’s Management Incentive Plan and Equity Incentive Plan, consistent with other Company personnel at the executive title level, as set in targets and awards approved by the compensation committee of the Board of Directors.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: October 29, 2026	By:	/s/ John Chen
John Chen
Executive Chairman